Exhibit 16.1

                    RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
                          CERTIFIED PUBLIC ACCOUNTANTS



                                 March 20, 2007


Securities and Exchange Commission
Washington, DC  20549

Re:   Knobias, Inc.
File  No. 000-33315

Dear Sir or Madam:

     We have read Item 4.01 of the Form 8-K of Knobias, Inc. (SEC File No. 000-33315) dated March 17, 2007 and agree with the statements relating only to Russell Bedford Stefanou Mirchandani LLP, contained therein.


                   /s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP